Exhibit T3A.29.9

The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY	FEDERAL IDENTIFICATION
Secretary of State	NO. 04-2547678
ONE ASHBURTON PLACE	FEDERAL IDENTIFICATION
BOSTON, MASS. 02108	NO. Applied for
ARTICLES OF ~~CONSOLIDATION*~~ MERGER*
Pursuant to General Laws, Chapter 156B, Section 78
The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114.
Make checks payable to the Commonwealth of Massachusetts.
*     *     *     *
               ~~CONSOLIDATION*~~ MERGER* OF
Eator Financial Corporation
AT&T Credit Corporation
of Massachusetts, Inc.
the constituent corporations
into
Eaton Financial Corporation
the ~~resulting~~* surviving* corporation.
     The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:
     1. An agreement of ~~consolidation*~~ merger* has been duly adopted in compliance with the requirements of subsections (b) and (c) of General Laws, Chapter 156B, Section 78, and will be kept as provided by subsection (d) thereof. The ~~resulting*~~ surviving* corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.
     2. The effective date of the ~~consolidation*~~ merger* determined pursuant to the agreement referred to in paragraph I shall be at 9:00 A.M. Eastern Standard Time on March 16, 1989.
     3. (For a merger)
**	The following amendments to the articles of organization of the SURVIVING corporation to be effected pursuant to the agreement of merger referred to in paragraph 1 are as follows:
At the effective date of the merger, Article 3 of the Articles of Organization of the SURVIVING corporation shall be amended to change the total number of share and the par value of each class of stock which the SURVIVING corporation is authorized to issue such that, as amended, such Article shall provide that the SURVIVING corporation shall have authority to issue 1,000 shares of Common Stock, par value $1.00 per share

*	Delete the inapplicable words.

**	If there are no provisions state “ NONE.”

NOTE.	If the space provided under article 3 is insufficient, additions shall be set forth or separate 8 1/2 × 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

     (For a consolidation)
     (a) The purposes of the RESULTING corporation are as follows:
NOT APPLICABLE
     (b) The total number of shares and the par value, if any, of each class of stock which the resulting corporation is authorized is as follows:
NOT APPLICABLE

	WITHOUT PAR VALUE	WITH PAR VALUE
PAR
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	VALUE	AMOUNT

Preferred				$

Common

     **(c) If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.
NOT APPLICABLE
     **(d) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, for restrictions upon the transfer of shares of stock of any class, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:
NOT APPLICABLE

*	Delete the inapplicable words.

**	If there are no provisions state “NONE.”

NOTE:	If the space provided under article 3 is insufficient, additions shall be set forth on separate 8 1/2 × 11 inch sheets of paper, leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

Eaton Financial Corporation
AT&T Credit Corporation of Massachusetts, Inc.
ARTICLES OF MERGER
Continuation Page 1-A
Directors

Name	Residence	Post Office Address
Paul S. Gass	19 Colonial Drive Framingham, MA 01701	The Beaumont Building 27 Hollis Street Framingham, MA 01701

Rene A. Lefebvre	45 Melanie Lane Wrentham, MA 02093	The Beaumont Building 27 Hollis Street Framingham, MA 01701

T. C. Wajnert	Young Road Bernardville, NJ 07924	AT&T Credit Corporation 44 Whippany Road Morristown, NJ 07960

I. H. Rothman	776 Lenape Trail Westfield, NJ 07090	AT&T Credit Corporation 44 Whippany Road Morristown, NJ 07960

W. T. Zadrozny	4 Fern Court Flanders, NJ 07836	AT&T Credit Corporation 44 Whippany Road Morristown, NJ 07960

     4. The following information shall not for any purpose be treated as a permanent part of the articles of organization of the ~~resulting*~~ surviving* corporation.
     (a) The post office address of the principal office of the ~~resulting*~~ surviving* corporation in Massachusetts is: The Beaumont Building, 27 Hollis Street, Framingham, Massachusetts 01701
     (b) The name, residence and post office address of each of the directors and President, Treasurer and Clerk of the ~~resulting*~~ surviving* corporation is as follows:

Name	Residence	Post Office Address
President Paul S. Gass	19 Colonial Drive Framingham, MA 01701	The Beaumont Building 27 Hollis Street Framingham, MA 01701

Treasurer Rene A. Lefebvre	45 Melanie Lane Wrentham, MA 02093	same as above

Clerk Cyril Hochberg	68 Westerly Road Weston, MA 02193	One Boston Place Boston, MA 02108

Directors See Continuation Page 1-A
     (c) The date adopted on which the fiscal year of the ~~resulting*~~ surviving* corporation ends is: December 31
     (d) The date fixed in the by-laws for the Annual Meeting of the stockholders of the ~~resulting*~~ surviving* corporation is: Second Wednesday in March
     The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of ~~consolidation*~~ merger* referred to in paragraph 1 has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws. Chapter 156B, Section 78.

	/s/ Rene A. Lefebvre	~~President*~~ Vice President*

	/s/ Cyril Hochberg	Clerk* ~~Assistant Clerk*~~

of	Eaton Financial Corporation

(name of constituent corporation)

	/s/ I. H. Rothman	~~President*~~ Vice President*

	/s/ [ILLEGIBLE]	Clerk* ~~Assistant Clerk*~~

of	AT&T Credit Corporation of Massachusetts, Inc.

(name of constituent corporation)

* Delete the inapplicable words.